EXHIBIT 99.1

For Immediate Release

May 14, 2025

FrontView REIT Announces First Quarter 2025 Results and Updates Full Year 2025 Guidance

Dallas, TX – FrontView REIT, Inc. (NYSE: FVR) (the “Company”, “FrontView”, “we”, “our”, or “us”), today announced its operating results for the quarter ended March 31, 2025 and updated full year 2025 guidance for the Company.

MANAGEMENT COMMENTARY

Stephen Preston, Co-CEO and Chairman, commented, “We are pleased to report a very successful first quarter of 2025 from not only an acquisition standpoint, but also from an operational standpoint. We continue to demonstrate our ability to drive growth through accretive acquisitions; we acquired approximately $49.2 million of high-quality assets with frontage at a 7.9% average cash cap rate during the first quarter. Further, we continue to see significant opportunity in our marketplace to acquire assets at below market pricing as we continue to acquire outside the institutional landscape. Operationally, we generated AFFO of $0.30 due to certain operating efficiencies and strong rent collections for leased properties of 99.5%. As previously reported, based upon our asset management efforts to date on the recent vacant 12 properties, subject to customary due diligence and closing conditions, we expect the equivalent return of between approximately 3% and 4% of the approximately 4% year end ABR previously lost and expect this equivalent replacement income to come back online in Q4 2025 or in early 2026. Finally, subsequent to the quarter end, we announced the appointment of Randall Starr to serve as our Chief Financial Officer, in addition to continuing to serve as our Co-Chief Executive Officer and Co-President. We could not be more pleased with this outcome and look forward to continuing to work closely with Randy as we build this company.”

FIRST QUARTER 2025 HIGHLIGHTS

INVESTMENT ACTIVITY
•
During the first quarter, we acquired 17 new properties for $49.2 million at a weighted average cash capitalization rate of 7.9% and a weighted average lease term of 12 years. The acquisitions were spread across 9 industries, 13 tenants, and 13 states, including 8 new tenants and 2 new states.
•
As of the date of this release, and subsequent to March 31, 2025, we have closed on 1 additional property for an additional $3.6 million at a weighted average initial cash capitalization rate of 8.1% and a weighted average lease term of 7 years. We also have 5 properties under contract for an additional $15.7 million at a weighted average initial cash capitalization rate of 8.0% and a weighted average lease term of 8 years. The properties are diversified across 5 industries, 6 tenants, and 4 states, with investment grade tenants representing approximately 20% of the annualized base rent (“ABR”).
•
During the first quarter, we sold 1 property for gross proceeds of $2.1 million at a 6.9% cash capitalization rate.

OPERATING RESULTS
•
Generated net loss of $1.3 million, or $0.06 per share.
•
Generated adjusted funds from operations (“AFFO”) of $8.2 million, or $0.30 per share.
•
Incurred $2.8 million of general and administrative expenses, inclusive of $0.6 million of stock-based compensation.
•
Portfolio was approximately 96.3% leased based on number of properties, with 12 of our 323 properties vacant and not subject to a lease at quarter end.

CAPITAL MARKETS ACTIVITY
•
As of March 31, 2025, we had total outstanding debt of $312.0 million, Net Debt of $308.7 million, and a Net Debt to Annualized Adjusted EBITDAre ratio of 5.7x.
•
Declared a quarterly dividend of $0.215 per share and OP unit to holders of record as of June 30, 2025, payable on or before July 15, 2025.
•
On March 3, 2025 we entered into $200.0 million in interest rate swap notional to fix our Term Loan at an all-in rate of 4.96%.

SUMMARIZED FINANCIAL RESULTS

	Successor	Predecessor(1)
	For the three months ended March 31,
(unaudited, in thousands, except share and per share amounts )	2025	2024
Revenues	$16,243	$15,259

Net loss, including non-controlling interest	$(1,337)	$(3,369)
Net loss per share	$(0.06)	$—

FFO	$6,429	$4,159
FFO per share	$0.23	$—

AFFO	$8,229	$4,989
AFFO per share	$0.30	$—

Diluted Weighted Average Shares Outstanding	27,822,826	—

(1)	The Company determined that FFO per share and AFFO per share in the Predecessor period would not be meaningful to users of this filing, given the different unitholders in the Predecessor.

FFO and AFFO are measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

REAL ESTATE PORTFOLIO

As of March 31, 2025, we owned a diversified portfolio of 323 individual net leased commercial properties, comprising approximately 2.6 million rentable square feet of operational space. As of March 31, 2025, all but seven of our properties were subject to a lease, and our properties were occupied by 329 different commercial tenants, with no single tenant accounting for more than 3.1% of our annualized base rent (“ABR”). Properties subject to a lease represent 96.3% of the number of properties in our portfolio. The ABR weighted average lease term, pursuant to leases on properties in the portfolio as of March 31, 2025, was 7.4 years.

DISTRIBUTIONS

On May 13, 2025, our board of directors declared a quarterly dividend of $0.215 per common share and OP unit to holders of record as of June 30, 2025, payable on or before July 15, 2025.

UPDATED 2025 GUIDANCE

FrontView reaffirms our prior 2025 AFFO guidance within $1.20 to $1.26 per diluted share as summarized by the key assumptions below:

(i)
reducing expected net investments in real estate properties from between $175.0 million and $200.0 million, to $125.0 million and $145.0 million;
(ii)
increasing dispositions of real estate properties from between $5.0 million and $20.0 million, to $20.0 million and $40.0 million;
(iii)
maintaining non-reimbursed property and operating expenses of between $2.0 million and $2.6 million;
(iv)
maintaining a previously disclosed bad debt expense of between 2% and 3% of cash NOI (this figure includes the 7 of the 12 previously disclosed tenants that are allocated to 2025);
(v)
reducing total cash general and administrative expenses from between $8.9 million and $9.5 million, to $8.9 million and $9.3 million.

Our per share results are sensitive to both the timing and amount of real estate investments, property dispositions, and capital markets activities that occur throughout the year.

We do not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because we are unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of our ongoing operations, including, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods.

CONFERENCE CALL AND WEBCAST

The Company will host its first quarter earnings conference call and audio webcast on Thursday, May 15, 2025, at 10:00 a.m. Central Time.

To access the live webcast, which will be available in listen-only mode, please visit: https://events.q4inc.com/attendee/619220748. If you prefer to listen via phone, U.S. participants may dial: 1-800-549-8228 (toll free) or 646-564-2877 (local), conference ID 67350.

A replay of the conference call webcast will be available approximately one hour after the conclusion of the live broadcast. To listen to a replay of the call via the web, which will be available for one year, please visit: investor.frontviewreit.com.

About FrontView REIT, Inc.

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily properties with frontage that are net leased to a diversified group of tenants. FrontView is differentiated by an investment approach focused on properties that are in prominent locations with direct frontage on high-traffic roads that are highly visible to consumers. As of March 31, 2025, FrontView owned a well-diversified portfolio of 323 properties with direct frontage across 37 U.S. states. FrontView focuses on service-oriented tenants, including restaurants, cellular stores, financial institutions, automotive stores and dealers, medical and dental providers, convenience and gas stores, pharmacies, car washes, home improvement stores, grocery stores, fitness operators, professional services as well as general retail tenants.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2025 guidance and assumptions, involve known and unknown risks and uncertainties, which may cause FVR’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which the Company filed with the SEC on March 20, 2025, which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations (“FFO”), AFFO, Net Debt and Net Debt to Annualized Adjusted EBITDAre. We believe the use of FFO and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. We believe presenting Net Debt to Annualized Adjusted EBITDAre is useful to investors because it provides information about gross debt less cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Annualized Adjusted EBITDAre. You should not consider our Annualized Adjusted EBITDAre as an alternative to net income or cash flows from operating activities determined in accordance with GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Company Contact

media@frontviewreit.com

FRONTVIEW REIT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	Successor	Predecessor
	March 31, 2025	December 31, 2024
ASSETS
Real estate held for investment, at cost
Land	$341,353	$332,944
Buildings and improvements	412,869	386,462
Total real estate held for investment, at cost	754,222	719,406
Less accumulated depreciation	(43,659)	(40,398)
Real estate held for investment, net	710,563	679,008
Assets held for sale	13,950	5,898
Cash and cash equivalents	3,309	5,094
Intangible lease assets, net	115,583	114,868
Other assets	17,430	16,941
Total assets	$860,835	$821,809
LIABILITIES AND EQUITY
Liabilities
Debt, net	$310,214	$266,538
Intangible lease liabilities, net	16,053	14,735
Accounts payable and accrued liabilities	18,977	17,858
Total liabilities	345,244	299,131

Equity
FrontView REIT, Inc. equity
Common Stock, $0.01 par value 450,000,000 shares authorized, 17,519,863 shares issued and outstanding as of March 31, 2025	175	173
Additional paid-in capital	336,035	331,482
Accumulated deficit	(11,434)	(6,834)
Accumulated other comprehensive loss	(112)	—
Total FrontView REIT, Inc. equity	324,664	324,821
Non-controlling interests	190,927	197,857
Total equity	515,591	522,678
Total liabilities and equity	$860,835	$821,809

FRONTVIEW REIT INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Successor	Predecessor (1)
	For the three months ended March 31,
	2025	2024
Revenues
Rental revenues	$16,243	$15,259

Operating expenses
Depreciation and amortization	7,805	7,325
Property operating expenses	2,376	1,981
Property management fees	—	510
Asset management fees	—	1,034
General and administrative expenses	2,839	718
Total operating expenses	13,020	11,568

Other expenses (income)
Interest expense	4,497	6,695
Gain on sale of real estate	(467)	(388)
Impairment loss	428	591
Income taxes	102	162
Total other expenses	4,560	7,060
Net loss	(1,337)	(3,369)
Less: Net loss attributable to convertible non- controlling preferred interests	—	917
Less: Net loss attributable to non-controlling interests	504	—
Net loss attributable to NADG NNN Property Fund LP (Predecessor) and to FrontView REIT, Inc. (Successor)	$(833)	$(2,452)

Weighted average number of common shares outstanding
Basic	17,319,742	—
Diluted	27,822,826	—
Net loss per share attributable to common stockholders
Basic	$(0.06)	$—
Diluted	$(0.06)	$—

Comprehensive loss
Net loss	$(1,337)	$(3,369)
Other comprehensive loss
Change in fair value of interest rate swaps	(179)	—
Comprehensive loss	(1,516)	(3,369)
Less: Comprehensive loss attributable to convertible non- controlling preferred interests		917
Less: Comprehensive loss attributable to non-controlling interests	571	—
Comprehensive loss attributable to NADG NNN Property Fund LP (Predecessor) and to FrontView REIT, Inc. (Successor)	$(945)	$(2,452)

(1)
The Company determined that earnings per unit in the Predecessor period would not be meaningful to users of this filing, given the different unitholders in the Predecessor.

Reconciliation of Non-GAAP Measures

The following is a reconciliation of net income to FFO and AFFO for the following periods:

	Successor	Predecessor
	For the three months ended March 31,
(unaudited, in thousands)	2025	2024
Net loss	$(1,337)	$(3,369)
Depreciation on real property and amortization of real estate intangibles	7,805	7,325
Gain on sale of real estate	(467)	(388)
Impairment loss on real estate held for investment	428	591
FFO	$6,429	$4,159
Straight-line rent adjustments	(122)	(331)
Amortization of financing transaction and discount costs	395	1,056
Amortization of above/below market lease intangibles	711	439
Stock-based compensation	615	—
Lease termination fees	—	(414)
Adjustment for structuring and public company readiness costs	201	51
Other non-recurring expenses	—	29
AFFO	$8,229	$4,989

Our reported results and net earnings per diluted share are presented in accordance with GAAP. We also disclose FFO and AFFO, each of which are non-GAAP measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as GAAP net income or loss adjusted to exclude net gains (losses) from sales of certain depreciated real estate assets, depreciation and amortization expense from real estate assets, gains and losses from change in control, and impairment charges related to certain previously depreciated real estate assets. FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers, primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. To derive AFFO, we modify the Nareit computation of FFO to include other adjustments to GAAP net income related to certain non-cash or non-recurring revenues and expenses, including straight-line rents, cost of debt extinguishments, amortization of lease intangibles, amortization of debt issuance costs, amortization of net mortgage premiums, (gain) loss on interest rate swaps and other non-cash interest expense, realized gains or losses on foreign currency transactions, Internalization expenses, structuring and public company readiness costs, extraordinary items, and other specified non-cash items. We believe that such items are not a result of normal operations and thus we believe excluding such items assists management and investors in distinguishing whether changes in our operations are due to growth or decline of operations at our properties or from other factors. We use AFFO as a measure of our performance when we formulate corporate goals. We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by one-time cash and non-cash revenues or expenses.

Our leases typically include cash rents that increase through lease escalations over the term of the lease. Our leases do not typically include significant front-loading or back-loading of payments, or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. We further exclude costs or gains recorded on the extinguishment of debt, non-cash interest expense and gains, the amortization of debt issuance costs, net mortgage premiums, and lease intangibles, realized gains and losses on foreign currency transactions, Internalization expenses, and structuring and public company readiness costs, as these items are not indicative of ongoing operational results.

FFO and AFFO may not be comparable to similarly titled measures employed by other REITs, and comparisons of our FFO and AFFO with the same or similar measures disclosed by other REITs may not be meaningful.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments to FFO that we use to calculate AFFO. In the future, the SEC, Nareit or another regulatory body may decide to standardize the allowable adjustments across the REIT industry and in response to such standardization we may have to adjust our calculation and characterization of AFFO accordingly.

The following is a reconciliation of net income to EBITDA, EBITDAre, and Adjusted EBITDAre, debt to Net Debt and Net Debt to Annualized Adjusted EBITDAre as of and for the three months ended March 31, 2025, and 2024:

	Successor	Predecessor
	For the three months ended March 31,
(unaudited, in thousands)	2025	2024
Net loss	$(1,337)	$(3,369)
Depreciation and amortization	8,516	7,764
Interest expense	4,497	6,695
Income taxes	102	162
EBITDA	$11,778	$11,252
Gain on sale of real estate	(467)	(388)
Impairment loss on real estate held for investment	428	591
EBITDAre	$11,739	$11,455
Adjustment for current period investment activity (1)	509	—
Adjustment for current period disposition activity (2)	—	(392)
Adjustment for non-cash compensation expense (3)	615	—
Adjustment to exclude non-recurring expenses (income) (4)	201	(363)
Adjustment to exclude net write-offs of accrued rental income	394	—
Adjusted EBITDAre	13,458	10,700
Annualized EBITDAre	46,956	45,820
Annualized adjusted EBITDAre	$53,832	$42,800

(1)	Reflects an adjustment to give effect to all acquisitions during the period as if they had been acquired as of the beginning of the period.
(2)	Reflects an adjustment to give effect to all dispositions during the period as if they had been sold as of the beginning of the period.
(3)	Reflects an adjustment to exclude non-cash stock-based compensation expense.
(4)	Reflects an adjustment to exclude non-recurring expenses including IPO costs, lease termination fees and non-recurring income or expenses.

	Successor	Predecessor
	As of March 31,
(unaudited, in thousands)	2025	2024
Debt
Term Loan	$200,000	$—
Revolving Credit Facility	112,000	—
ABS Notes	—	254,159
CIBC Revolving Credit Facility	—	159,890
CIBC Term Loan	—	17,000
Gross Debt	312,000	431,049
Cash and cash equivalents	(3,309)	(13,197)
Net Debt	$308,691	$417,852
Leverage Ratios:
Net Debt to Annualized EBITDAre	6.6	9.1
Net Debt to Annualized Adjusted EBITDAre	5.7	9.8

Net Debt is a non-GAAP financial measure. We define Net Debt as our Gross Debt less cash and cash equivalents. The ratios of Net Debt to EBITDAre and Net Debt to Annualized Adjusted EBITDAre represent Net Debt as of the end of the applicable period divided by EBITDAre or Annualized Adjusted EBITDAre for the period, respectively. We believe that these ratios are useful to investors and analysts because they provide information about Gross Debt less cash and cash equivalents, which could be useful to repay debt, compared to our performance as measured using EBITDAre and Annualized Adjusted EBITDAre.

We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our leverage that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. In 2017, Nareit issued a white paper recommending that companies that report EBITDA also report EBITDAre in financial reports. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA (as defined above) excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs.

EBITDA and EBITDAre are not measures of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

We compute adjusted EBITDAre as EBITDAre for the applicable quarter, as adjusted to (i) reflect all investment and disposition activity that took place during the applicable quarter as if each transaction had been completed on the first day of the quarter, (ii) exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, (iii) eliminate the impact of lease termination fees from certain of our tenants, and (iv) exclude non-cash stock-based compensation expense.

Annualized adjusted EBITDAre is calculated by multiplying adjusted EBITDAre for the applicable quarter by four, which we believe provides a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long term net leases. You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre for future periods may be significantly different from our annualized adjusted EBITDAre. Our actual reported EBITDAre for future periods may be significantly different from our Annualized Adjusted EBITDAre.

Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measurements of performance under GAAP, and our Adjusted EBITDAre and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our Adjusted EBITDAre and Annualized Adjusted EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.